ROTECH MEDICAL CORPORATION


                           OFFER TO PURCHASE FOR CASH
      ALL OUTSTANDING 5 1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2003
                                       OF
                           ROTECH MEDICAL CORPORATION

 PURSUANT TO THE CHANGE OF CONTROL NOTICE AND OFFER TO PURCHASE DATED NOVEMBER
                                     5, 1997



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SUBJECT  TO THE TERMS AND  CONDITIONS  SET FORTH IN THE OFFER TO  PURCHASE,  THE
OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 4, 1997, UNLESS THE OFFER IS EXTENDED (SUCH TIME AND DATE OR THE LATEST EXTENSION THEREOF, IF EXTENDED, THE "EXPIRATION DATE"). DEBENTURES TENDERED IN THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.
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To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     Enclosed for your consideration is a Change of Control Notice and Offer to Purchase (the "Offer to Purchase") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Offer") by RoTech Medical Corporation (the "Company") to purchase for cash all of its outstanding 5 1/4% Convertible Subordinated Debentures due 2003 (the "Debentures"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.

     The total consideration payable pursuant to the Offer to a Holder who validly tenders Debentures prior to 5:00 p.m., New York City time, on the Expiration Date (and does not validly withdraw such Debentures) shall be an amount equal to 100% of the principal amount of such Debentures, plus accrued interest to, but not including, the Payment Date (the "Repurchase Price"). Pursuant to the terms of the Indenture, the Debentures may be redeemed in whole or in part at the option of RoTech at any time on or after June 4, 1999 at a price, expressed as a percentage of the principal amount, initially equal to 103.00% and declining to 100.75% on June 1, 2002.

     We are asking you to contact your clients for whom you hold Debentures registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Debentures registered in their own names. The Company will pay all transfer taxes, if any, applicable to the tender of Debentures to it or to its order, except as otherwise provided in the Offer to Purchase and the Letter of Transmittal.

     Enclosed herewith are copies of the following documents:

     1.   A Change of Control  Notice and Offer to  Purchase  dated  November 5,
1997;

     2. A Letter of Transmittal for your use and for the information of your clients, together with guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

     3. A Notice of Guaranteed Delivery to be used to accept the Offer if (i) the Debentures and all other required documents cannot be delivered to the Depositary or (ii) the required procedures for book-entry transfer cannot be completed on or prior to the Expiration Date; and

     4. A form of a letter which may be sent to your clients for whose account you hold the Debentures in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

     DTC participants will be able to tender through the DTC Automated Tender Offer Program ("ATOP").

     PLEASE NOTE THAT THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 4, 1997 UNLESS EXTENDED (THE "EXPIRATION DATE"). WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE IN ORDER TO OBTAIN THEIR INSTRUCTIONS.

     The Company will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of the Debentures pursuant to the Offer. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients as described in the Offer to Purchase under the caption "The Offer -- Fees and Expenses."

     Your prompt action is requested. The Offer will expire at 5:00 p.m., New York City time, on December 4, 1997, unless extended. Debentures tendered pursuant to the Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     Additional copies of the enclosed materials may be obtained from the Information Agent at its address and telephone numbers set forth on the back cover of the enclosed Offer to Purchase.

                                        Very truly yours,


                                        ROTECH MEDICAL CORPORATION



NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF THE COMPANY, IHS, THE DEPOSITARY, THE INFORMATION AGENT OR THE TRUSTEE OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER WHICH IS NOT CONTAINED IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.



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